Exhibit 10.14

AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES AGREEMENT

This Amendment (the “Amendment”), dated as of April 8, 2022, to that certain letter agreement (the “Administrative Services Agreement”), dated as of December 17, 2021 by and between Swiftmerge Acquisition Corp. and Swiftmerge Holdings, LP , has been approved by the parties thereto and is effective as of the date hereof. All capitalized terms used but not defined herein shall have the meanings given such terms in the Administrative Services Agreement.

WHEREAS, the Administrative Services Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties thereto; and

WHEREAS, the parties hereto wish to amend the Administrative Services Agreement as set forth below.

NOW, THEREFORE, the Administrative Services Agreement is hereby amended as follows:

1.	The second sentence of the first paragraph of the Administrative Services Agreement is hereby deleted in its entirety and replaced with:

“In exchange therefore, the Company will reimburse the Sponsor for certain services and business combination-related expenses up to $1,000 per month beginning for the month of April 2022, and continuing monthly thereafter until the Termination Date.”

This Amendment shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction. If it is determined by a court of competent jurisdiction that any provision of this Amendment is invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment. This Amendment is effective immediately. Except as amended hereby, the Administrative Services Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. The Sponsor hereby agrees that it does not have a Claim in or to any monies that may be set aside in the Trust Account and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Administrative Services Agreement effective as of the date first written above.

SWIFTMERGE ACQUISITION CORP.

By:	/s/ John Bremner
Name:	John Bremner
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to Administrative Services Agreement

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Administrative Services Agreement effective as of the date first written above.

SWIFTMERGE HOLDINGS, LP

By:	Swiftmerge Holdings GP, LLC, its general partner

/s/ Aston Loch
Name:	Aston Loch
Title:	Manager

Signature Page to Amendment No. 1 to Administrative Services Agreement